UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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 FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2016

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Sevion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-31326	84-1368850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4045 Sorrento Valley Boulevard

San Diego, CA 92121

(Address of principal executive offices)

(Registrant’s telephone number, including area code): (858) 909-0749

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2016, Harlan Waksal, M.D. resigned from his position as a director on the Board of Directors (the “Board”) of Sevion Therapeutics, Inc. (the “Company”). The Board accepted Dr. Waksal’s notice of resignation and thanked him for his service and guidance to the Company. Dr. Waksal had served as a member of the Board since October 2008 and as Chairman of the Board since June 2009. Dr. Waksal’s resignation is the result of competing demands on his schedule due to his appointment in 2014 as President and Chief Executive Officer of Kadmon Corporation, LLC, which currently has made it difficult for him to be able to devote the necessary time to serve as a director of the Company. The Company notes that Dr. Waksal’s resignation was not the result of any disagreement with the Company relating to the Company’s operations, policies or practices. The Board is currently considering a replacement to serve the role of Chairman of the Board, however, no decision has been made at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVION THERAPEUTICS, INC.

Date: March 9, 2016	By:	/s/ David Rector
	Name: Title:	David Rector Chief Executive Officer